EXHIBIT 23

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-171996) and Form S-3 (No. 333-188922) of the First Bancshares, Inc. of our report dated March 31, 2014, with respect to the consolidated financial statements of The First Bancshares, Inc., included in the 2013 Annual Report on Form 10-K of The First Bancshares, Inc. for the year ended December 31, 2013.

/s/ T. E. LOTT & COMPANY

Columbus, Mississippi
March 31, 2014